Exhibit 10.14

TRADEMARK SECURITY INTEREST ASSIGNMENT

This TRADEMARK SECURITY INTEREST ASSIGNMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Assignment”) dated as of May 30, 2003 is made by Hard Rock Hotel, Inc., a Nevada corporation (“Borrower”), together with each other Person who may become a party hereto pursuant to Section 9 of this Assignment (each a “Grantor” and collectively, “Grantors”), jointly and severally, in favor of Bank of America, N.A., as the Administrative Agent (in such capacity, “Secured Party”) under the Credit Agreement (defined below) for the ratable benefit of each of the Lenders (defined below), with reference to the following facts:

RECITALS

A.                                   Pursuant to a Credit Agreement (the “Credit Agreement”) of even date herewith among Borrower, the lenders party thereto (the “Lenders”) and the Secured Party, the Lenders have agreed to make loans, issue letters of credit and make other credit accommodations available to Borrower.

B.                                     It is a condition to the credit facilities under the Credit Agreement that Borrower enter into this Agreement, and Borrower has covenanted to cause any Subsidiary (as defined in the Credit Agreement) hereafter formed or acquired by Borrower to enter into a joinder hereto.

C.                                     This Assignment is intended to create a lien on the Collateral (as defined herein) and not to assign ownership rights thereto.

AGREEMENT

NOW, THEREFORE, in order to induce the Lenders to extend the aforementioned credit facilities to Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, as initial Grantor hereunder, and each of the subsequent Grantors that hereafter become party hereto, hereby jointly and severally represent, warrant, covenant and agree as follows:

1.                                       Definitions.  This Assignment is the Trademark Assignment referred to in the Credit Agreement and is also one of the Loan Documents referred to therein.  Terms defined in the Credit Agreement and not otherwise defined in this Assignment shall have the meanings defined for those terms in the Credit Agreement.  As used in this Assignment the term “including” shall indicate an example and not a limitation.  As used in this Assignment, the following terms shall have the meanings respectively set forth after each:

“Assignment” has the meaning set forth in the preamble hereof.

“Borrower” has the meaning set forth in the preamble hereof.

“Collateral” means and includes all present and future right, title and interest of Grantor in or to any and all of the following, and all rights and power of Grantor to transfer any interest in or to any and all of the following:  (a) all of Grantors’ now-

existing, or hereafter acquired, right, title, and interest in and to all of Grantors’ trademarks, trade names and service marks; all prints and labels on which said trademarks, trade names and service marks appear, have appeared, or will appear, and all designs and general intangibles of a like nature; all applications, registrations, and recordings relating to the foregoing in the United States Patent and Trademark Office (“USPTO”) or in any similar office or agency of the United States, any State thereof, or any political subdivision thereof, or in any other countries, and all renewals thereof, including those trademarks, trade names, trade styles, service marks, terms, designs, and applications described in Schedule 1 hereto (the “Trademarks”); (b) the goodwill of the business symbolized by each of the Trademarks, including all customer lists and other records relating to the distribution of products or services bearing the Trademarks; (c) all licenses and sublicenses of trademarks, trade names, trade styles and service marks, including all rights under that certain Trademark Sublicense Agreement dated October 24, 1997 between Peter A. Morton and Borrower and those listed on Schedule 2 hereto, to the extent that there exists no prohibition as a matter of law on the transfer thereof for security as contemplated by this Assignment, and (d) any and all products and proceeds of any of the foregoing, including any claims by Grantors against third parties for past, present and future infringement of the Trademarks or any licenses with respect thereto, and any other tangible and intangible property received upon the sale or disposition of any of the foregoing, provided that the term “Collateral” shall not include (x) any lease, license, contract, property rights or agreement to which Grantor is a party, or any of its rights or interests thereunder, if and only for so long as, the grant of such security interest constitutes or results in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Grantor therein, or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided that, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability is remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in subclause (i) of this clause (x); or (y) United States intent-to-use trademark or service mark applications to the extent that, and solely during the period for which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark applications under applicable federal law.

“Grantor” and “Grantors” have the meanings set forth in the preamble hereof.

“Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.

“Secured Party” has the meaning set forth in the preamble hereof.

2.                                       Grant of Security Interest.  For valuable consideration, Grantors and each of them hereby jointly and severally grant and assign to Secured Party a security interest, to secure the prompt and indefeasible payment and performance of the Secured Obligations, and each of them, in and to all of the presently existing and hereafter acquired Collateral.  This Assignment is a continuing and irrevocable agreement and all the rights, powers, privileges and remedies hereunder shall apply to any and all Secured Obligations, including those arising under successive transactions which shall either continue the Secured Obligations, increase or decrease them and notwithstanding the bankruptcy of any Grantor or any other event or proceeding affecting any Grantor.

3.                                       Representations, Warranties and Covenants.  Grantors, and each of them, represent, warrant and agree that:

(a)                                  To the best of Grantors’ knowledge after due inquiry, all of the existing Collateral is valid and subsisting and in full force and effect, and Grantors own or otherwise have the right to use such Collateral, and the right and power to grant the security interests granted hereunder.  Grantors will, at their expense, perform all acts and execute all documents reasonably necessary to maintain the existence of the Collateral as valid, subsisting, and maintain the registrations for the registered trademarks, including the filing of any renewal affidavits and applications (subject to Section 3(d) hereof).  The Collateral is not subject to any Liens, claims, mortgages, assignments or licenses of any nature whatsoever, whether recorded or unrecorded other than licenses listed on Schedule 3 hereto, except as permitted by the Credit Agreement.

(b)                                 As of the date hereof, none of Grantors or their Subsidiaries has any Trademarks registered, or subject to pending applications, in the USPTO, or any similar office or agency in the United States, or any other country that are material to the conduct of the business of Grantors and their Subsidiaries, taken as a whole, other than those described in Schedule 1.

(c)                                  No Grantor nor any Subsidiary of any Grantor shall file any application for the registration of a trademark with the USPTO or any similar office or agency in the United States, any State therein, or any other country, unless such Grantor or Subsidiary has informed Secured Party of such action in advance or informs Secured Party promptly thereafter.  Upon request of Secured Party, Grantors shall execute and deliver to Secured Party any and all agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the grant and assignment of a security interest to Secured Party of such trademark.  Each Grantor authorizes Secured Party to modify this Assignment by amending Schedule 1 to include any new trademark or service mark application or registration obtained hereafter.

(d)                                 No Grantor nor any Subsidiary of any Grantor has abandoned any of the Trademarks, and no Grantor nor any Subsidiary of any Grantor will do any act, or omit to do any act, whereby the Trademarks may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable, where such abandonment, cancellation, invalidation, unenforceability, avoidance or avoidability may constitute a Material Adverse Effect.  Each Grantor shall notify Secured Party promptly if it knows, or has reason to know, of any reason why any application, registration, or recording for a

Trademark that is material to its business may become abandoned, canceled, invalidated, or unenforceable.

(e)                                  Grantors will render any assistance, as Secured Party may reasonably determine is necessary, to Secured Party in any proceeding before the USPTO, any federal or state court, or any similar office or agency in the United States, or any State therein, or any other country, to protect Secured Party’s security interest in the Trademarks.

(f)                                    Grantors assume all responsibility and liability arising from their use of the Trademarks, and each Grantor hereby indemnifies and holds the Administrative Agent and each of the Lenders harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by any Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale, or advertisement of any such product by any Grantor or any Affiliate or Subsidiary thereof.

(g)                                 Grantors shall promptly notify Secured Party in writing of any materially adverse determination in any proceeding in the USPTO or any other foreign or domestic Governmental Agency, court or body, regarding any Grantor’s ownership of any of the Trademarks.  In the event of any material infringement of any of the Trademarks by a third party, Grantors shall promptly notify Secured Party of such infringement and shall diligently pursue commercially reasonable actions to stop such infringement and recover damages therefor.

(h)                                 Each Grantor shall, at its sole expense, do, make, execute and deliver all such additional and further acts, things, assurances, and instruments, in each case in form and substance reasonably satisfactory to Secured Party, relating to the creation, validity, or perfection of the security interests provided for in this Assignment under 35 U.S.C. Section 261, 15 U.S.C. Section 1051 et seq., the Uniform Commercial Code or other Law of the United States, the State of Nevada, or of any countries or other States as Secured Party may from time to time reasonably request, and shall take all such other action as the Secured Party may reasonably require to more completely vest in and assure to Secured Party its security interest in any of the Collateral, and each Grantor hereby irrevocably authorizes Secured Party or its designee, at such Grantor’s expense, to execute such documents, and file such financing statements with respect thereto with or without such Grantor’s signature, as Secured Party may reasonably deem appropriate.  In the event that any recording or refiling (or the filing of any statement of continuation or assignment of any financing statement) or any other action, is required at any time to protect and preserve such security interest, Grantors shall, at their sole cost and expense, cause the same to be done or taken at such time and in such manner as may be necessary and as may be reasonably requested by Secured Party.  Each Grantor further authorizes Secured Party to have this or any other similar security agreement recorded or filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

(i)                                     Grantor hereby irrevocably nominates and appoints Secured Party as its attorney-in-fact for the following purposes:  (i) to do all acts and things which Secured Party may deem necessary or advisable to perfect and continue perfected the security interests created by this Assignment and, upon the occurrence and during the continuance of an Event of Default, to preserve, process, develop, maintain and protect the Collateral; (ii) upon the occurrence and during the continuance of an Event of Default, to do any and every act which Grantor is obligated to do under this Assignment, at the expense of Grantor and without any obligation to do so; (iii) to prepare, sign, file and/or record, for Grantor, in the name of Grantor, any financing statement, application for registration, or like paper, and to take any other action deemed by Secured Party necessary or desirable in order to perfect or maintain perfected the security interests granted hereby; and (iv) upon the occurrence and during the continuance of an Event of Default, to execute any and all papers and instruments and do all other things necessary or desirable to preserve and protect the Collateral and to protect Secured Party’s security interests therein; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and, absent bad faith or actual malice, Secured Party shall have no liability or responsibility for any act taken or omission with respect thereto.

(j)                                     Secured Party may, in its sole discretion, pay any amount, or do any act which Grantors fail to pay or do as required hereunder to preserve, defend, protect, maintain, record, amend, or enforce the Secured Obligations, the Collateral, or the security interest granted hereunder, including all filing or recording fees, court costs, collection charges, and reasonable attorneys’ fees.  Grantors will be liable to Secured Party for any such payment, which payment shall be deemed an advance by the Lenders to Grantors, shall be payable on demand, together with interest at the rate(s) set forth in the Credit Agreement, and shall be part of the Secured Obligations.

4.                                       Events of Default.  Any “Event of Default” as defined in the Credit Agreement shall constitute an Event of Default hereunder.

5.                                       Rights and Remedies.  Upon the occurrence and during the continuance of any such Event of Default, in addition to all other rights and remedies of Secured Party, whether provided under Law, the Credit Agreement or otherwise, Secured Party may enforce its security interest hereunder which may be exercised without notice to, or consent by, any Grantor, except as such notice or consent is expressly provided for hereunder.  Upon such enforcement:

(a)                                  Secured Party may use any of the Trademarks for the sale of Inventory, completion of work in process, or rendering of services (similar to those theretofore provided by the Grantors) in connection with enforcing any security interest granted to Secured Party by Grantors or any Subsidiary of any Grantor.

(b)                                 To the extent lawful, Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions and in such manner, as Secured Party shall, in its sole discretion, deem appropriate; provided, that, any license of a right in the Collateral may not exceed any territorial or other limitations binding on Grantor.  Such license or licenses may be general, special, or otherwise, and, subject to the immediately preceding sentence, may be granted on an exclusive or nonexclusive basis throughout all or part of the United States of America, its territories and possessions, and all foreign countries.

(c)                                  Secured Party may assign, sell, or otherwise dispose of the Collateral, or any part thereof, either with or without special conditions or stipulations, except that Secured Party agrees to provide Grantors with ten (10) days’ prior written notice of any proposed disposition of the Collateral.  The requirement of sending notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Borrower, on behalf of all Grantors.  Each Grantor hereby irrevocably appoints Borrower as its agent for the purpose of receiving notice of sale hereunder, and agrees that such Grantor conclusively shall be deemed to have received notice of sale when notice of sale has been given to Borrower.  Each Grantor expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided in this Section 5(c).  Secured Party shall have the power to buy the Collateral, or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in Secured Party’s sole discretion, deem appropriate or proper to complete such assignment, sale, or disposition.  In any such event, Grantors shall be liable for any deficiency.

(d)                                 In addition to the foregoing, in order to implement the assignment, sale or other disposition of any of the Collateral pursuant to Section 5(c) hereof, Secured Party may, at any time, execute and deliver, on behalf of Grantors, and each of them, pursuant to the authority granted in powers of attorney, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration.  Grantors agree to pay Secured Party, on demand, all costs incurred in any such transfer of the Collateral, including any taxes, fees, and reasonable attorneys’ fees.

(e)                                  Secured Party may first apply the proceeds actually received from any such use, license, assignment, sale, or other disposition of Collateral first to the reasonable costs and expenses thereof, including reasonable attorneys’ fees and all legal, travel, and other expenses which may be incurred by Secured Party.  Thereafter, Secured Party may apply any remaining proceeds to such of the Secured Obligations as provided in the Credit Agreement.  Grantors shall remain liable to Secured Party for any expenses or Secured Obligations remaining unpaid after the application of such proceeds, and Grantors will pay Secured Party, on demand, any such unpaid amount, together with interest at the rate(s) set forth in the Credit Agreement.

(f)                                    Upon request of Secured Party in connection with the exercise of its rights with respect to the Collateral and subject to the confidentiality provisions of Section 11.14 of the Credit Agreement, Grantors shall supply to Secured Party, or Secured Party’s designee, Grantors’ knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Grantors’ customer lists and other records relating to the Trademarks and the distribution hereof.

Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time.  All of Secured Party’s rights and remedies, whether provided under Law, the

Credit Agreement, this Assignment, or otherwise shall be cumulative, and none is exclusive of any right or remedy otherwise provided herein or in any of the other Loan Documents, at law or in equity.  Such rights and remedies may be enforced alternatively, successively, or concurrently.

6.                                       Waivers.

(a)                                  Each Grantor hereby waives any and all rights that it may have to a judicial hearing, if any, in advance of the enforcement of any of Secured Party’s rights hereunder, including its rights following any Event of Default and during the continuance thereof to take immediate possession of the Collateral and exercise its rights with respect thereto.

(b)                                 Secured Party shall not be required to marshal any present or future security for (including this Assignment and the Collateral subject to a security interest hereunder), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order.  Each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights under this Assignment or any other instrument evidencing any of the Secured Obligations or by which any of such Secured Obligations is secured or guaranteed, and each Grantor hereby irrevocably waives the benefits of all such Laws.

(c)                                  Except for notices specifically provided for herein, each Grantor hereby expressly waives demand, notice, protest, notice of acceptance of this Assignment, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect both to Secured Obligations and any collateral therefor, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, of any Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable.  Secured Party shall have no duty as to the protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto except as otherwise required by Law.  Secured Party may exercise its rights with respect to the Collateral without resorting or regard to other collateral or sources of reimbursement for liability.  Secured Party shall not be deemed to have waived any of its rights upon or under the Credit Agreement or the Collateral unless such waiver be in writing and signed by the Secured Party.  The exercise of the rights under this Assignment are not intended by the parties to constitute an “action” within the meaning of Nevada Revised Statutes § 40.430.  No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of any right on any future occasion.  All rights and remedies of the Secured Party under the Credit Agreement or on the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly or concurrently.

7.                                       Release of Collateral.  This Assignment shall be terminated and the security interests in the Collateral provided for hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitment remains outstanding and, in connection with any sale or other disposition of Collateral permitted by the terms of the Credit Agreement, Secured Party’s security interest in such Collateral shall be released in accordance with the terms hereof.  Upon the occurrence of any such event, Secured Party shall release the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the release of the Collateral to Grantor, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests in such Collateral arising under this Assignment, all as reasonably requested by, and at the sole expense of, Grantor.

8.                                       Continuing Effect.  This Assignment shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets.

9.                                       Joinder.  Any other Person may become a Grantor hereunder and become bound by the terms and conditions of this Assignment by executing and delivering to Administrative Agent an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Administrative Agent may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Assignment, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

10.                                 Release of Grantors.  This Assignment and all Secured Obligations of Grantors hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full and when no portion of the Commitments remain outstanding.  Upon such release of Grantors’ Secured Obligations hereunder, Secured Party shall return any Collateral to Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Secured Party’s interests arising under this Assignment, all as reasonably requested by, and at the reasonable expense of, Grantors.

11.                                 Additional Powers and Authorization.  Secured Party shall be entitled to the benefits accruing to it as Administrative Agent under the Credit Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, Secured Party may employ agents, trustees, or attorneys-in-fact and may vest any of them with any Property (including any Collateral assigned hereunder), title, right or power deemed necessary for the purposes of such appointment.

12.                                 WAIVER OF JURY TRIAL.  EACH GRANTOR AND SECURED PARTY EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT

OF OR RELATED TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH GRANTOR AND SECURED PARTY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS ASSIGNMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS ASSIGNMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND, TO THE EXTENT NOT SUPERCEDED BY FEDERAL LAW, THE LOCAL LAW OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PROVISIONS THEREOF.

14.                                 Miscellaneous.

(a)                                  Grantors and Secured Party may from time to time agree in writing to the release of certain of the Collateral from the security interest created hereby.

(b)                                 Any notice, request, demand or other communication required or permitted under this Assignment shall be in writing and shall be deemed to be properly given if done in accordance with Section 11.6 of the Credit Agreement.

(c)                                  Except as otherwise set forth in the Credit Agreement, the provisions of this Assignment may not be modified, amended, restated or supplemented, whether or not the modification, amendment, restatement or supplement is supported by new consideration, except by a written instrument duly executed and delivered by Secured Party and Grantors.

(d)                                 Except as otherwise set forth in the Credit Agreement or this Assignment, any waiver of the terms and conditions of this Assignment, or any Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Assignment to be given, may be made or given with, but only with, the written consent of Secured Party on such terms and conditions as specified in the written instrument granting such waiver, consent or approval.

(e)                                  Any failure or delay by Secured Party to require strict performance by Grantors of any of the provisions, warranties, terms, and conditions contained herein, or in any other agreement, document, or instrument, shall not affect Secured Party’s right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type.  None of the warranties, conditions, provisions, and terms contained herein, or in any other agreement, document, or instrument, shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Grantors, specifying such waiver.

(f)                                    If any term or provision of this Assignment conflicts with any term or provision of the Credit Agreement, the term or provision of the Credit Agreement shall control.

(g)                                 If any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Assignment.

(h)                                 This Assignment supersedes all prior oral and written assignments and agreements between the parties hereto on the subject matter hereof.

(i)                                     This Assignment shall be binding upon, and for the benefit of, the parties hereto and their respective legal representatives, successors, and assigns.

(j)                                     This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, Borrower has executed this Assignment by its duly authorized officer as of the date first written above.

HARD ROCK HOTEL, INC.,
a Nevada corporation

By:
Title:

SCHEDULE 1

Registered and Applied for Trademarks

Mark	Class	Registration Number	Registration Date

JIMMY JAM	41	2561779	04/16/2002

DESIGN ONLY	42	2500121	10/23/2001

BIG BABY’S	42	2498138	10/16/2001

BABYS LAS VEGAS	42	2575472	06/04/2002

BABY’S	42	2498137	10/16/2001

HOOPS IN VEGAS	41	2240025	04/13/1999

DESIGN ONLY (GUITAR)	41, 42	2534438	01/29/2002

SCHEDULE 2

Licenses and Sublicenses Held

Licensed Mark	Licensor	Class	Registration Number	Registration Date
THE JOINT LAS VEGAS	PETER MORTON	41, 42	2181672	08/18/1998

HARD ROCK HOTEL	PETER MORTON	42	1909483	08/01/1995

SCHEDULE 3

Licenses of the Collateral

Licensed Mark	Licensee	Class	Registration Number	Registration Date

EXHIBIT A
TO
TRADEMARK SECURITY INTEREST ASSIGNMENT

INSTRUMENT OF JOINDER

THIS INSTRUMENT OF JOINDER (“Joinder”) is executed as of                                         , 20      , by                                                                , a                                                                 (“Joining Party”), and delivered to Bank of America, N.A., as Secured Party under that certain Trademark Security Interest Assignment (the “Assignment”) dated as of May 30, 2003 made by Hard Rock Hotel, Inc. (“Initial Grantor”), and the other Grantors party thereto from time to time, in favor of Secured Party for the ratable benefit of the Lenders referred to therein (the “Assignment”).  Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Assignment.

RECITALS

(A)                              The Assignment was made by the Grantors in favor of the Secured Party for the benefit of the Lenders that are parties to that certain Credit Agreement dated as of May 30, 2003 by and among initial Grantor, the Lenders and Secured Party as Administrative Agent for the Lenders.

(B)                                Joining Party has become a Subsidiary of Initial Grantor, and as such is required pursuant to the Credit Agreement to become a Grantor.

(C)                                Joining Party expects to realize direct and indirect benefits as a result of the availability of the credit facilities under the Credit Agreement to Initial Grantor.

NOW THEREFORE, Joining Party agrees as follows:

AGREEMENT

(1)                                  By this Joinder, Joining Party becomes a “Grantor” under and pursuant to Section 9 of the Assignment.  Joining Party agrees that, upon its execution hereof, it will become a Grantor under the Assignment with respect to all Secured Obligations heretofore or hereafter incurred, and will be bound by all terms, conditions, and duties applicable to a Grantor under the Assignment.

(2)                                  The effective date of this Joinder is                 , 20      .

“Joining Party”

,
a

By:
Title:

ACKNOWLEDGED:

“Secured Party”

BANK OF AMERICA , N.A.,
as Administrative Agent

By:
Title: